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                                                                   EXHIBIT 10.20

                                PROMISSORY NOTE

$200,000.00                                               Palo Alto, California
                                                          March 25, 1997

        1. For value received, the undersigned, Michael R. Knapp (the "Borrower" or "Employee"), promises to pay to Caliper Technologies Corp., a Delaware corporation (the "Lender" or the "Company") the principal sum of Two Hundred Thousand Dollars ($200,000.00) (the "Principal"), together with interest on the Principal at the rate of 6.61% per year which shall begin to accrue on January 1, 2002, in the amounts and at the times set forth on Exhibit A attached hereto. Payments will be allocated first to accrued and unpaid interest and then to principal.

        2. Notwithstanding the foregoing, the entire Principal balance and all accrued interest thereon, if any, shall be due and payable within 30 days after the date of occurrence of any of the following:

                A. The termination or cessation of employment of Borrower by the Lender for any reason, whether voluntary or involuntary, and whether with cause or without cause;

                B. The sale, conveyance, assignment, alienation or any other form of transfer (a "Transfer") of that certain real property commonly known as 738 Glenmere Way, Redwood City, CA 94062 (the "Property"), or any part thereof or interest therein, whether voluntary or involuntary; or

                C. Any failure to make any payment or to perform any other obligation which is secured by a deed of trust (including, but not limited to, the deed of trust executed by Borrower on the date of this Promissory Note which grants Lender a security interest in the Property ("Deed of Trust")) or other lien on the Property, and which is deemed a default pursuant to the terms of such deed of trust or other lien (or applicable law with respect to such other lien); or

                D. The amount of any indebtedness encumbering the Property is increased over the amount of such indebtedness existing as of the date of this Note (an "Indebtedness Increase").

                E. The first anniversary of the date that the Lender has notified Borrower ("Date of Notice") that publicly tradable Caliper Technologies Corp. Common Stock owned by or which Borrower has the right to acquire has an aggregate market value of $1,000,000 or more, as providing by the following formula:


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                (x * y) - (x * z) >= $1,000,000, where

                "x" is the number of shares Borrower has purchased or as to which Borrower has the fully exercisable right to purchase and which shares are or upon purchase will be free of any right of the Lender to repurchase.

                "y" is the Fair Market Value of Caliper Technologies Corp. Common Stock determined as follows:

                        (1) If the Common Stock is traded over-the-counter, the average of the closing bid prices of the Common Stock over the 20 trading days ending 5 business days before the Date of Notice.

                        (2) If the Common Stock is traded on the National Association of Securities Dealers Automated Quotation National Market System, the average of the closing sales prices of the Common Stock over the 20 trading days ending 5 business days before the Date of Notice.

                        (3) If the Common Stock is traded on a securities exchange, the average of the closing prices of the Common Stock over the 20 trading days ending 5 business days before the Date of Notice.

                "z" is the amount actually paid or payable by Borrower to Lender to acquire any shares represented by "x" in the foregoing formula.

        Such notice may be given by the Lender to Borrower only if both of the following conditions are satisfied, making the shares "Publicly Tradable":

                        (i) The Lender has registered Common Stock as a class of securities pursuant to Section 12 of the Securities Exchange Act of 1934 or has otherwise registered shares with the Securities and Exchange Commission allowing Common Stock to be publicly traded.

                        (ii) The Common Stock represented by "x" in the foregoing formula, in the opinion of counsel to the Lender, can be sold on the open market in compliance with Rules 144 or 701, or without restriction pursuant to Rule 144 (k), or Borrower's Common Stock has been registered with the Securities and Exchange Commission so that it can be sold on the open market by Borrower, or otherwise can be sold on the open market by Borrower. For purposes of determining whether shares can be sold on the open market, (A) restrictions arising under Section 16
                (b) of the Securities Exchange Act of 1934 shall not be deemed to be restrictions on Borrower's ability to sell shares on the open market, and (B) shares subject to "lock-up" or similar


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                contractual restrictions on sale shall be deemed not sellable on the open market until the restrictions have expired or have been waived by the other party to the agreement.

        3. In the event (i) Borrower defaults in the payment of Principal or interest when due pursuant to the terms hereof or in Borrower's performance of any obligation contained in the Deed of Trust (ii) any representation or warranty of Borrower contained in this Note, the Deed of Trust or any other agreement or instrument executed in connection with the loan described herein proves to have been false or misleading in any material respect, or (iii) Borrower defaults in Borrower's obligation to pay any indebtedness evidenced by any other promissory note executed by Borrower and payable to the Lender or there occurs any other default under any deed of trust, mortgage or other document securing repayment of such indebtedness, then unless otherwise prohibited by law, the Lender shall have the option, without demand or notice, to declare the entire Principal balance of this Note, together with all accrued and unpaid interest, to be immediately due and payable.

        4. This Note is secured by the Deed of Trust, as defined above, given by the Borrower to the Lender with respect to the Property, which Deed of Trust shall be a lien of second priority against the Property.

        5. Borrower hereby makes the following representations and warranties to the Lender and acknowledges that the Lender is relying on such representations in making the loan:

                A. Borrower has good and marketable title to the Property free and clear of any security interests, liens or encumbrances, other than a grant of a first priority security interest to the financial institution which lends Employee funds to acquire the Property.

                B. The consent of no person or entity other than Borrower's spouse and, if applicable, such financial institution, is required to grant the security interest in the Property to Lender evidenced by the Deed of Trust.

                C. There are no actions, proceedings, claims or disputes pending or, to the Borrower's knowledge, threatened against or affecting the Borrower or the Property.

        6. In addition to executing and delivering the Deed of Trust, Borrower shall take any and all further actions that may from time to time be required to ensure that the Deed of Trust creates a valid lien on the Property in favor of the Lender which shall secure this Note. If it should hereafter be determined that there are defects against title or matters which could result in defects against title to the Property or that the consent of another person or entity (other than Borrower's spouse or the holder of the first priority security interest) is required to grant to, and perfect in, the Lender a valid second-priority lien on the Property, Borrower shall, promptly on demand by the Lender, take all actions

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necessary to remove such defects and to obtain such consent and grant (or cause to be granted) and perfect such lien on the Property. Failure of Borrower to comply with the provisions of this paragraph shall be deemed a default under this Note and the Deed of Trust.

        7. Upon the failure of Borrower to pay the Principal when due, interest on the Principal shall thereafter accrue at the rate of ten percent (10%) per annum, or, if higher, the highest rate permitted by applicable law.

        8. This Note may be amended or modified, and provisions hereof may be waived, only by the written agreement of Borrower and the Lender. No delay or failure by the Lender in exercising any right, power or remedy hereunder shall operate as a waiver of such right, power or remedy, and a waiver of any right, power or remedy on any one occasion shall not operate as a bar or waiver of any such right, power or remedy on any other occasion. Without limiting the generality of the foregoing, the delay or failure by the Lender for any period of time to enforce collection of any amounts due hereunder shall not be deemed to be a waiver of any rights of the Lender under contract or under law. The rights of the Lender under this Note are in addition to any other rights and remedies which the Lender may have.

        9. The Principal may be prepaid without penalty, in whole or in part, at any time. All amounts payable hereunder shall be payable in lawful money of the United States of America.

        10. Without limiting the generality of paragraph 11 below, Borrower hereby acknowledges that neither the Company nor the Lender has made any representation or warranty to Borrower concerning the income tax consequences of the loan to Borrower, and Borrower shall be solely responsible for ascertaining and bearing such tax consequences. Borrower further acknowledges that (i) the Company may, in its sole discretion, determine that it is required under the Internal Revenue Code of 1986, as amended (the "Code"), and the rules and regulations promulgated by the Internal Revenue Service ("IRS") thereunder, to impute interest on the Principal of this Note at the rate set by the IRS, (ii) the amount of any such imputed interest would be deemed to be compensation income to Borrower which would be subject to tax withholding, and (iii) if so determined by the Company, the Company would report and withhold the required amount out of the current compensation paid to Borrower in accordance with the Code and the rules and regulations promulgated thereunder.

        11. THIS NOTE, THE DEED OF TRUST AND ALL RELATED DOCUMENTATION ARE EXECUTED VOLUNTARILY AND WITHOUT ANY DURESS OR UNDUE INFLUENCE ON THE PART OR BEHALF OF THE PARTIES HERETO, WITH THE FULL INTENT OF CREATING THE OBLIGATIONS AND SECURITY INTERESTS DESCRIBED HEREIN AND THEREIN. THE PARTIES ACKNOWLEDGE
THAT: (a) THEY HAVE READ SUCH DOCUMENTATION; (b) THEY HAVE BEEN REPRESENTED IN THE PREPARATION, NEGOTIATION

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AND EXECUTION OF SUCH DOCUMENTATION BY LEGAL COUNSEL OF THEIR OWN CHOICE OR THAT
THEY HAVE VOLUNTARILY DECLINED TO SEEK SUCH COUNSEL; (c) THEY UNDERSTAND THE TERMS AND CONSEQUENCES OF THIS NOTE, THE DEED OF TRUST AND ALL RELATED DOCUMENTATION AND THE OBLIGATIONS THEY CREATE; AND (d) THEY ARE FULLY AWARE OF THE LEGAL AND BINDING EFFECT OF THIS NOTE, THE DEED OF TRUST AND THE OTHER DOCUMENTS CONTEMPLATED BY THIS AGREEMENT.

        12. This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of California.

                                       BORROWER:

                                       /s/  MICHAEL R. KNAPP
                                       -----------------------------------------
                                       Michael R. Knapp